UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 25, 2023, the board of directors (the "Board") of Phillips Edison & Company, Inc. (the "Company") increased the size of the Board from eight to nine members and appointed Mr. Anthony Terry to the Board, effective as of October 30, 2023, to hold office until the Company's annual meeting of stockholders to be held in 2024 and until his successor is duly elected and qualified.

Mr. Terry currently serves as executive vice president and chief financial officer for Marriott Vacations Worldwide Corporation (NYSE: VAC), a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management. As CFO at VAC, Mr. Terry leads the global finance and accounting organization while partnering with VAC’s business executives to provide financial support and a strategic perspective to drive financial results. He also oversees the development and feasibility functions for VAC. Mr. Terry works with the strategic council to develop financial and operational business strategies that maximize profitability and growth for VAC. Mr. Terry has more than 26 years with VAC and extensive experience in strategic planning, organizational optimization and financial analysis. He has held numerous roles of increasing responsibility, including leadership roles in accounting, finance, new product development, brand management, product supply management, strategic planning, M&A, investor relations and capital markets. Prior to VAC, Mr. Terry worked as a senior auditor at The Walt Disney Company and an audit senior at Arthur Andersen LLP. As previously announced by VAC, Mr. Terry will retire from VAC at the end of this month as he pursues board opportunities and plans to spend more time with his family.

Mr. Terry holds a Bachelor of Science degree in Accounting from Florida State University. He has attended the Wharton Business School Executive Development Program, Marriott International Lodging Leadership and Executive Education Program, and the Dr. Michael Hammer Reengineering Certification Program. He has previously served on the Board of Directors for INROADS of Central Florida, the Jason Beaird Memorial Foundation and the City of Orlando Audit Board, serving his last year there as Chairman. Mr. Terry is currently on the Board of directors of the American Resort Development Association and is a member of the Advisory Committee for the Department of Finance at the University of Central Florida.

In determining that he should serve as a director, the Board considered Mr. Terry’s public company expertise, corporate and operational finance expertise, strategic planning expertise, business development expertise, integrity, judgment and leadership skills.

Mr. Terry will be “independent” as defined under applicable rules of Nasdaq and the SEC and has been appointed to the audit committee of the Board, effective as of his appointment to the Board. Mr. Terry will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board and such other benefits on the same basis as all other non-management directors on the Board. There is no arrangement or understanding between Mr. Terry and any other person pursuant to which Mr. Terry was appointed as a director. Further, Mr. Terry does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item  7.01   Regulation FD Disclosure.
On September 25, 2023, the Company issued a press release announcing the appointment of Mr. Terry to the Board. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being furnished to the SEC, and shall not be deemed to be "filed" with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.

Item  9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 25, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: September 25, 2023	By:	/s/ Jennifer L. Robison
Jennifer L. Robison
Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)